As Filed with the Securities and Exchange Commission on September 2, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
COGDELL SPENCER INC.
(Exact name of registrant as specified in its charter)

Maryland	20-3126457
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4401 Barclay Downs Drive, Suite 300 Charlotte, North Carolina 28209-4670
(Address of Principal Executive Offices) (Zip Code)
(704) 940-2900
(Telephone number of principal executive offices)
Cogdell Spencer Inc. 2005 Long Term Incentive Plan
(Full titles of the plans)\
Frank C. Spencer
Chief Executive Officer
4401 Barclay Downs Drive, Suite 300
Charlotte, North Carolina 28209
(Name and address of agent for service)
(704) 940-2900
(Telephone number, including area code, of agent for service)
Copies to:
Jay L. Bernstein, Esq.
Andrew S. Epstein, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
(212) 878-8000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum	Amount of
	to be	offering price	aggregate	registration
Title of securities to be registered	registered(1)	per share(2)	offering price	fee
Common Stock, par value $0.01 per share, to be issued pursuant to the Cogdell Spencer Inc. 2005 Long Term Incentive Plan	1,000,000	$19.645	$19,645,000	$772.05

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock which may become issuable under the Cogdell Spencer Inc. 2005 Long Term Incentive Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of Cogdell Spencer Inc.’s outstanding shares of common stock.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low reported sales prices of Cogdell Spencer Inc.’s common stock as reported on the New York Stock Exchange on August 28, 2008.

EXPLANATORY NOTE
     We, Cogdell Spencer Inc., are filing this registration statement in order to register 1,000,000 shares of our common stock, which may be issued from time to time to participants under the Cogdell Spencer Inc. 2005 Long Term Incentive Plan. The Cogdell Spencer Inc. 2005 Long Term Incentive Plan was described in our registration statement on Form S-11 (File No. 333-127396) and was approved by our board of directors pursuant to a unanimous written consent dated October 24, 2005. This registration statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act.

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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Item 1. Plan Information.*
     Item 2. Registrant Information and Employee Plan Information.*
______________________
*	In accordance with Rule 428 of the Securities Act and the requirements of Part I of Form S-8, the document(s) containing the information specified in Part I of Form S-8 are not being filed, and will not be filed, with the U.S. Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Instead, the document(s) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Item 3. Incorporation of Documents By Reference.
     The following documents filed by us with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:
(a)	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-32649) filed with the SEC on October 18, 2005, including any amendment or report filed with the SEC for the purpose of updating such description.

(b)	Our Annual Report on Form 10-K (File No. 001-32649) for the fiscal year ended December 31, 2007 filed with the SEC on March 17, 2008.

(c)	Our Annual Report on Form 10-K/A (File No. 001-32649) for the fiscal year ended December 31, 2007 filed with the SEC on April 29, 2008.

(d)	Our Quarterly Reports on Form 10-Q (File No. 001-32649) for the fiscal quarters ended March 31, 2008 and June 30, 2008 filed with the SEC on May 12, 2008 and August 11, 2008, respectively.

(e)	Our Current Reports on Form 8-K (File No. 001-32649) filed with the SEC on January 7, 2008, January 29, 2008, March 14, 2008, April 4, 2008, June 3, 2008, July 14, 2008 and August 27, 2008.

(f)	Our Current Report on Form 8-K/A (File No. 001-32649) filed with the SEC on May 22, 2008.

(g)	Our Proxy Statement on Schedule 14A (File No. 001-32649) for our 2008 annual meeting of stockholders filed with the SEC on May 2, 2008.
     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of our common stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Copies of these documents are not required to be filed by the SEC.
     Item 4. Description of Securities.
     Not applicable.
     Item 5. Interests of Named Experts and Counsel.
     Not applicable.
     Item 6. Indemnification of Directors and Officers.
     Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which was material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.
     Our charter authorizes us and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of financial disposition of a proceeding to any present or former director or officer who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity, or any individual who, while one of our directors or officers and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as our present or former director or officer. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served our predecessor in any of the capacities described above and any employee or agent of ours or our predecessor.
     Maryland law requires us (unless our charter provides otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, we may not indemnify for an adverse judgment in a suit by or in our right or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon our receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us and (2) a written undertaking by the director or officer or on the directors or officers behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.
     In addition, certain persons, including trustees of CS Business Trust I and CS Business Trust II, our directors officers or employees, the officers or employees of Cogdell Spencer LP, CS Business Trust I and CS Business Trust II our, and other persons that CS Business Trust I and CS Business Trust II designate from time to time, are indemnified for specified liabilities and expenses pursuant to the Cogdell Spencer LP Partnership Agreement, the partnership in which we serve as a general partner through a wholly owned Maryland business trust.
     Item 7. Exemption from Registration Claimed.
     Not applicable

     Item 8. Exhibits.
     The following is a list of exhibits to this registration statement:
4.1	Articles of Amendment and Restatement of Cogdell Spencer Inc. (incorporated by reference to Exhibit 3.1 of Cogdell Spencer Inc.’s Registration Statement on Form S-11 (File No. 333-127396)).

4.2	Bylaws of Cogdell Spencer Inc. (incorporated by reference to Exhibit 3.2 of Cogdell Spencer Inc.’s Registration Statement on Form S-11 (File No. 333-127596)).

4.3	Form of Certificate for Common Stock of Cogdell Spencer Inc. (incorporated by reference to Exhibit 4.1 of Cogdell Spencer Inc.’s Registration Statement on Form S-11 (File No. 333-127396)).

4.4	Form of 2005 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.3 of Cogdell Spencer Inc.’s Registration Statement on Form S-11 (File No. 333-127396)).

5.1	Opinion of Venable LLP with respect to the legality of the common stock being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Venable LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).
     Item 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15 (d) of the Exchange Act that are incorporated by reference in this registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on this 2nd day of September, 2008.

COGDELL SPENCER INC.
By:	/s/ James W. Cogdell
	Name:	James W. Cogdell
	Title:	Chairman

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Cogdell and Frank C. Spencer, and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/s/ James W. Cogdell James W. Cogdell	Chairman of the Board	September 2, 2008

/s/ Frank C. Spencer Frank C. Spencer	Chief Executive Officer, President and Director (Principal Executive Officer)	September 2, 2008

/s/ Charles M. Handy Charles M. Handy	Chief Financial Officer, Senior Vice President and Secretary (Principal Financial and Accounting Officer)	September 2, 2008

/s/ John R. Georgius John R. Georgius	Director	September 2, 2008

/s/ Richard B. Jennings Richard B. Jennings	Director	September 2, 2008

/s/ Christopher E. Lee Christopher E. Lee	Director	September 2, 2008

/s/ David J. Lubar David J. Lubar	Director	September 2, 2008

/s/ Richard C. Neugent Richard C. Neugent	Director	September 2, 2008

/s/ Scott A. Ransom Scott A. Ransom	Director	September 2, 2008

/s/ Randolph D. Smoak Randolph D. Smoak	Director	September 2, 2008

INDEX TO EXHIBITS
4.1	Articles of Amendment and Restatement of Cogdell Spencer Inc. (incorporated by reference to Exhibit 3.1 of Cogdell Spencer Inc.’s Registration Statement on Form S-11 (File No. 333-127396)).

4.2	Bylaws of Cogdell Spencer Inc. (incorporated by reference to Exhibit 3.2 of Cogdell Spencer Inc.’s Registration Statement on Form S-11 (File No. 333-127596)).

4.3	Form of Certificate for Common Stock of Cogdell Spencer Inc. (incorporated by reference to Exhibit 4.1 of Cogdell Spencer Inc.’s Registration Statement on Form S-11 (File No. 333-127396)).

4.4	Form of 2005 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.3 of Cogdell Spencer Inc.’s Registration Statement on Form S-11 (File No. 333-127396)).

5.1	Opinion of Venable LLP with respect to the legality of the common stock being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Venable LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).